Exhibit 99.1

News Release
COMPELLENT REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2009 RESULTS
Midsize and Large Enterprise Demand for Fluid Data Storage Fuels 17th Consecutive Quarterly
Revenue Increase
EDEN PRAIRIE, Minn., February 11, 2010 — Compellent Technologies, Inc. (NYSE: CML) today announced record fourth quarter and full year 2009 revenue, reflecting the growing acceptance by new midsize and enterprise customers of Compellent’s efficient storage for their datacenters. Compellent’s Fluid Data™ architecture automates the movement and management of data throughout its lifecycle to adapt to changing business conditions, resulting in significant cost savings for end users.
Highlights for Q4 2009 include:
•	Revenue increased 35 percent from the fourth quarter of 2008 and 13 percent from the third quarter of 2009 to $36.3 million.

•	Total installed end-user base grew to 1,812 customers, an increase of 185 new users from the previous quarter.

•	GAAP net income totaled $1.3 million, or $0.04 per share. Non-GAAP net income was $2.4 million, or $0.07 per share, adjusting for non-cash stock compensation expense.

•	Cash and investments totaled $123.8 million at year-end compared with $109.0 million at September 30, 2009. The company generated $4.4 million in cash from operations and $10.7 million in net proceeds from the follow-on stock offering completed during the quarter.

•	Deferred revenue at December 31, 2009 was $38.2 million, an increase of $6.5 million from September 30, 2009 and $17.6 million from December 31, 2008.
“This strong fourth quarter performance capped another successful year at Compellent,” said Phil Soran, president and CEO of Compellent. “We generated record results in revenue, end-user customers, earnings and cash. This demonstrates the positive impact that our Fluid Data architecture has on customer environments, the strength of our efficient business model, and our ability to drive revenue and profit with our channel partners. During the quarter, we continued to see our target midsized enterprise market as well as larger enterprises choosing Compellent over incumbent storage vendors.”
Full year 2009 financial highlights include:
•	2009 revenue grew by 38 percent to $125.3 million from $90.9 million in 2008.

•	GAAP operating income was $3.7 million, or 3 percent of revenue, compared to GAAP operating loss of $3.2 million in 2008.
Non-GAAP operating income was $7.9 million, or 6 percent of revenue, compared to non-GAAP operating loss of $1.0 million in 2008.

•	GAAP net income was $4.8 million, or $0.15 per share, in 2009 versus a GAAP net loss of $416,000, or $(0.01) per share, in 2008.
Mr. Soran concluded, “As we look ahead, we remain positive about the growing demand for our innovative storage technology and we continue to build our presence in new markets, taking mind and market share from the competition. Our solution has broad appeal and is attracting strong interest from larger organizations and those considering emerging applications for cloud computing. As always, we remain focused on generating profits and cash, while making the investments required to maximize future growth and profit.”
Compellent’s Fluid Data storage helps eliminate the scalability challenges and dead-end growth paths common with other storage platforms that cannot be as easily expanded or upgraded. By infusing its enterprise storage system with built-in automation and intelligence, Compellent enables data to flow throughout an organization in a way that is directly aligned with the needs of the business. As a result, business applications are implemented faster, new technologies are quickly deployed, and data is automatically secured against downtime and disaster.
Conference Call
The company has scheduled a conference call to discuss its fourth quarter results and current business developments today, February 11, at 4:30 p.m. ET. To access the call, dial 888-549-7750 domestically or 480-629-9866 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-406-7325 for U.S. callers or 303-590-3030 for those calling outside the U.S. The password required to access the replay is 4203308#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its first quarter 2010 financial results.
Non-GAAP Measures
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses non-GAAP measures for operating income (loss) and net income. In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measures. This reconciliation adjusts the related GAAP financial measures to exclude stock-based compensation expense. The company believes the presentation of these non-GAAP financial measures enhance the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP operating income (loss) and net income is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs for end users, the company’s momentum and growth, the company’s marketing positioning, and the advantages of the company’s business model are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenues
Product	$26,374	$21,001	$90,938	$72,417
Support and services	9,900	5,960	34,337	18,479

Total revenues	36,274	26,961	125,275	90,896

Cost of revenues
Product	13,720	10,233	45,809	34,949
Support and services	3,360	1,933	11,592	7,011

Total cost of revenues	17,080	12,166	57,401	41,960

Gross profit	19,194	14,795	67,874	48,936

Operating expenses
Sales and marketing	13,340	10,011	45,392	35,834
Research and development	3,527	2,949	12,687	10,060
General and administrative	1,436	1,137	6,066	6,224

Total operating expenses	18,303	14,097	64,145	52,118

Operating income (loss)	891	698	3,729	(3,182)
Other income, net	402	641	1,782	2,766

Income (loss) before income taxes	1,293	1,339	5,511	(416)
Income tax expense	(19)	—	(718)	—

Net income (loss)	$1,274	$1,339	$4,793	$(416)

Net income (loss) per common share, basic	$0.04	$0.04	$0.16	$(0.01)
Weighted average shares, basic	31,204	30,581	30,851	30,471

Net income (loss) per common share, diluted	$0.04	$0.04	$0.15	$(0.01)
Weighted average shares, diluted	32,679	32,319	31,915	30,471

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$29,155	$51,989
Short-term investments	35,218	29,146
Accounts receivable, net	36,702	19,167
Inventories, net	4,750	3,564
Other current assets	3,497	1,592

Total current assets	109,322	105,458

Long-term investments	59,472	19,153
Property and equipment, net	5,153	3,446

Total assets	$173,947	$128,057

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,968	$2,885
Accrued compensation	5,489	4,834
Accrued liabilities	1,261	1,480
Deferred revenues, current	25,668	15,128

Total current liabilities	41,386	24,327

Deferred revenues, non-current	12,529	5,464

Stockholders’ equity	120,032	98,266

Total liabilities and stockholders’ equity	$173,947	$128,057

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year
	Ended December 31,
	2009	2008
	(unaudited)
Operating activities
Net income (loss)	$4,793	$(416)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,414	1,591
Stock-based compensation expense	4,131	2,166
Excess tax benefits from stock-based compensation	(47)	—
Changes in operating assets and liabilities	3,648	4,508

Net cash provided by operating activities	14,939	7,849

Investing activities
Purchases of property and equipment	(4,121)	(2,288)
Purchases of investments, net	(46,317)	(36,819)

Net cash used in investing activities	(50,438)	(39,107)

Net cash provided by financing activities	12,665	865

Net decrease in cash and cash equivalents	(22,834)	(30,393)

Cash and cash equivalents, beginning of period	51,989	82,382

Cash and cash equivalents, end of period	$29,155	$51,989

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating income (loss):
GAAP operating income (loss)	$891	$698	$3,729	$(3,182)

Stock-based compensation expense:
Cost of product	14	66	50	207
Cost of support and services	38	—	194	—
Sales and marketing	550	291	1,848	979
Research and development	209	120	761	421
General and administrative	287	151	1,278	559

Total stock-based compensation expense	1,098	628	4,131	2,166

Non-GAAP operating income (loss)	$1,989	$1,326	$7,860	$(1,016)

Net income (loss):
GAAP net income (loss)	$1,274	$1,339	$4,793	$(416)
Add back: stock-based compensation expense	1,098	628	4,131	2,166

Non-GAAP net income	$2,372	$1,967	$8,924	$1,750

Non-GAAP net income per common share, diluted, adjusted for stock-based compensation expense	$0.07	$0.06	$0.28	$0.06

Weighted average shares, diluted	32,679	32,319	31,915	30,471